UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 2)
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLUMBUS ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
SUMMARY
THE SPECIAL MEETING
THE EXTENSION AMENDMENT
THE IDE BUSINESS COMBINATION
BENEFICIAL OWNERSHIP OF SECURITIES
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A PROPOSED EXTENSION AMENDMENT
ANNEX B OPINION OF MORRIS JAMES LLP

Preliminary Proxy Statement — Subject to Completion, dated April 27, 2009
COLUMBUS ACQUISITION CORP.
153 E. 53rd Street, 58th Floor
New York, New York 10022
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY    , 2009
TO THE STOCKHOLDERS OF COLUMBUS ACQUISITION CORP.:
     You are cordially invited to attend a special meeting of stockholders of Columbus Acquisition Corp. (“Columbus”, “we”, “us” or “our”) to be held at      a.m. Eastern Time, on May    , 2009 for the sole purpose of considering and voting upon two proposals to amend Columbus’s amended and restated certificate of incorporation (collectively, the “Extension Amendment”) to:

•	extend the date by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing Columbus to amend the trust agreement (the “trust agreement”) established in connection with Columbus’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with the IPO must be liquidated from May 18, 2009 to July 15, 2009); and

•	allow public holders of less than 50% of Columbus’s outstanding common stock, par value $0.0001 per share (“common stock”), who vote against the Extension Amendment and elect conversion to convert their common stock into a portion of the funds available in the trust account.
     Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Columbus’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.
     The Columbus board of directors has fixed the close of business on April 20, 2009 as the date for determining Columbus stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Columbus common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.
     The purpose of the Extension Amendment is to allow Columbus more time to complete its proposed business combination with Integrated Drilling Equipment Company, a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of December 15, 2008, as amended (the “Merger Agreement”). This transaction is referred to as the “business combination,” and Integrated Drilling Equipment Company and certain of its direct and indirect subsidiaries are referred to collectively as “IDE.”
     If the Extension Amendment is not approved and the proposed business combination is not consummated by May 18, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal

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procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the Trust Account will be distributed, pro rata, to the holders of the public shares. Columbus anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to letter agreements (the “Letter Agreements”) between Columbus and each of Ladenburg Thalmann & Co. Inc. and Lazard Capital Markets LLC (the “Underwriters”), our founding stockholders have waived their right to receive distributions with respect to their founding shares upon the Columbus’s liquidation. There will be no distribution from the Trust Account with respect to our warrants which will expire worthless. Columbus will pay the costs of liquidation from its remaining assets outside of the trust fund. Columbus currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $50,000. Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses.
     Columbus has filed a preliminary proxy statement, as amended, for a meeting of Columbus stockholders to vote on the business combination. Preliminary copies of this document have been filed with the U.S. Securities and Exchange Commission (the “SEC”).
     The transaction with IDE is considered a “business combination” under Columbus’s certificate of incorporation, which currently provides that if Columbus does not consummate a business combination by May 18, 2009, Columbus will dissolve and distribute to its stockholders the funds available in the trust account established in Columbus’s IPO. As explained below, there is a possibility that Columbus will be unable to complete the business combination by that date. Columbus’s board of directors believes that stockholders will benefit from Columbus’s business combination with IDE and is, therefore, proposing a one-time amendment to Columbus’s certificate of incorporation to extend that date to July 15, 2009, and to make other corresponding changes in the certification of incorporation.
     You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with IDE if and when it is submitted to stockholders, and Columbus expects to present the business combination for your vote in the near future.
     Columbus’s IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Commencing promptly upon completion of its IPO, Columbus began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Columbus initiated contact, either directly or through a third party intermediary, with over 100 potential targets. Columbus signed non-disclosure agreements relating to approximately 80 of these potential business combination opportunities. In addition, Columbus received business plans, financial summaries or presentation books of at least 75 potential target companies. Columbus also had discussions with several target companies with which a non-disclosure agreement was not signed. The current market environment has made it difficult for Columbus to take appropriate actions to complete the business combination on a timely basis.
     Columbus first met with IDE management in July 2008 and entered into a non-binding letter of intent with respect to a business combination in September 2008. From July 2008 until December 15, 2008,

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Columbus, while also involved in due diligence activities, engaged in negotiations with IDE and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on December 15, 2008.
     As Columbus believes the IDE business combination to be in the best interests of Columbus’s stockholders, and because Columbus may not be able to conclude the business combination with IDE by May 18, 2009, Columbus has determined to seek stockholder approval to extend the time for closing the business combination to July 15, 2009. If the Extension Amendment is approved, Columbus expects to seek stockholder approval of the business combination with IDE in the near future.
     The existing conversion rights of Columbus’s common stock provide that if holders of 4,312,500 or more shares (which number represents 30% or more of the shares of Columbus common stock issued in our IPO) vote against the proposed business combination with IDE and elect to convert their common stock into a portion of the funds available in the trust account, Columbus will not complete the business combination, and Columbus will be liquidated. Columbus believes that these conversion rights were included to protect Columbus’s stockholders from having to sustain their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Columbus also believes that, given Columbus’s expenditure of time, effort and money on the proposed business combination with IDE, circumstances warrant providing those stockholders who might find IDE to be an attractive investment an opportunity to consider the business combination with IDE. Columbus estimates that the per share liquidation value of the trust account as of December 31, 2008 is approximately $8.01 (the “Trust Value Per Share”). The closing price of Columbus’s common stock on March 25, 2009 was $7.91.
     If holders of fewer than 8,750,000 shares vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Stockholders may elect to convert their common stock into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of shares will retain their right to convert their shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Proxy statement filed with the SEC in connection with the business combination.
     As previously disclosed, any business acquired by Columbus will have a fair market value of at least 80% of the value of Columbus’s net assets at the time of such acquisition, including the funds then held in the trust account that holds Columbus’s IPO proceeds (less Columbus’s liabilities excluding the deferred underwriting discounts and commissions from its IPO). Columbus will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account at the time of such acquisition, including any interest earned thereon and less amounts allowed to be withdrawn for working capital or amounts to pay accrued income and franchise taxes, but not taking into account any reduction for any conversions effected in connection with the Extension Amendment. In determining whether the “80% test” is met, Columbus’s IPO prospectus did not contemplate whether to take into account any reduction for any conversions effected in connection with the Extension Amendment. Columbus believes that the “80% test” should be measured without taking into account any reduction for any conversions, as Columbus believes this interpretation is consistent with the intent of the disclosure contained in the IPO prospectus. In the event that reductions were taken into account, the “80% test” would be easier to satisfy, because acquisitions of companies with lesser fair market values could be completed. In any event, this interpretation has no impact on the determination by the board of directors of Columbus of the fairness of the transaction. The Columbus board of directors has determined that the fair market value of IDE is equal to or greater than 80% of the value of Columbus’s net assets, including the funds held in the trust account that holds Columbus’s IPO proceeds (less Columbus’s liabilities excluding the deferred underwriting discounts and commissions from our IPO), before giving effect to any conversions that may be effected in connection with the Extension Amendment. As of December 31, 2008, the amount satisfying the “80% Test” equaled approximately $115.1 million multiplied by 80%, or approximately $92.1 million. In addition to using a portion of the funds remaining in the trust account after giving effect to any conversions effected in connection with the Extension Amendment, Columbus intends to issue shares of its common stock as consideration to complete a business combination with a target whose value meets the 80% Test.
     Subject to the foregoing, the affirmative vote of a majority of Columbus’s outstanding common stock, voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.
     Columbus will only ask you once to extend the period during which a business combination may be completed. If the Extension Amendment is approved, Columbus will amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination.
     In considering the Extension Amendment, Columbus’s stockholders should be aware that because the Columbus IPO prospectus did not contemplate the possibility of extending the date by which Columbus must complete a business combination before it is required to liquidate, such stockholders may have securities law claims against Columbus. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Columbus incurring additional transaction expenses, and may also result in securities law and other claims against

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Columbus whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Columbus incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by Andrew Intrater. A consequence might be that holders of shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.
     If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriters will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriters will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Columbus believes it is unlikely it will be able to complete a business combination before its May 18, 2009 termination date.
     After careful consideration of all relevant factors, Columbus’s board of directors has determined that the Extension Amendment is fair to and in the best interests of Columbus and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.
     Under Delaware law and Columbus’s bylaws, no other business may be transacted at the special meeting.
     Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

Sincerely,

Andrew Intrater Chairman of the Board and Chief Executive Officer Columbus Acquisition Corp.
     This proxy statement is dated     , 2009 and is first being mailed to Columbus stockholders on or about     , 2009.
     Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

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COLUMBUS ACQUISITION CORP.
153 E. 53rd Street, 58th Floor
New York, New York 10022
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD      , 2009
PROXY STATEMENT
     A special meeting of stockholders of Columbus Acquisition Corp., a Delaware corporation(“Columbus”, “we”, “us” or “our”), will be held at      a.m. Eastern Time, on May   , 2009, at      , for the sole purpose of considering and voting upon two proposals to amend Columbus’s amended and restated certificate of incorporation (collectively, the “Extension Amendment”) to:

•	extend the date before by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing Columbus to amend the trust agreement (the “trust agreement”) established in connection with Columbus’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with the IPO must be liquidated from May 18, 2009 to July 15, 2009); and

•	allow public holders of less than 50% of Columbus’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.
     Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Columbus’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.
     Stockholders may, in connection with this special meeting, demand conversion of their common stock into a pro rata share of the trust account provided they check the “Exercise Conversion Rights” box on the proxy card and follow all other procedures described in this proxy statement.
     A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Columbus’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to the stockholders voting against the Extension Amendment in lieu of later conversion or liquidation proceeds to which they would otherwise be entitled.
     At the time the Extension Amendment becomes effective, Columbus will also amend the trust agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Columbus stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Columbus is permitted to consummate a business combination. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust agreement.
     If the Extension Amendment is approved, Columbus could use the extended period to complete a transaction with a company other than IDE, but will not do so.

     Under Delaware law and Columbus’s bylaws, no other business may be transacted at the special meeting.
     The record date for the special meeting is April 20, 2009. Record holders of Columbus common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 17,500,000 outstanding shares of Columbus common stock. Columbus’s warrants do not have voting rights.
     This proxy statement contains important information about the meeting and the proposal. Please read it carefully and vote your shares.
     This proxy statement is dated      , 2009 and is first being mailed to Columbus stockholders on or about      , 2009.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
     These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	What is being voted on?	A. You are being asked to vote on two proposals to amend Columbus’s certificate of incorporation to:

• extend the date by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from May 18, 2009 to July 15, 2009); and

• allow public holders of less than 50% of Columbus’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Columbus’s board of directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.

Your approval of the second proposal of the Extension Amendment will constitute your consent to the use of funds held in Columbus’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against all two proposals contained in the Extension Amendment. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Columbus will also amend the trust agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Columbus stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination.

Holders of shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the business combination.

Under Delaware law and Columbus’s bylaws, no other business may be transacted at the special meeting.

Q.	Why is Columbus proposing to amend its certificate of incorporation?	A. Columbus was organized to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses that we believe have significant growth potential.

On December 15, 2008, Columbus entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and among Columbus, IDE Acquisition, LLC, a wholly owned subsidiary of Columbus (“IDE Acquisition”), IDE, and, for limited purposes, Stephen D. Cope, as escrow representative, pursuant to which IDE will be merged with and into IDE Acquisition, with IDE Acquisition as the surviving entity in the merger (the “merger”).

IDE, through its subsidiaries, is an established participant in the business of manufacturing new and refurbishing existing land-based drilling rigs, rig components and rig electrical systems and providing related services to the oil and gas drilling equipment industry on a global basis. The principal customers for IDE’s products and services are land-based drilling contractors in North America, South America, Central America, the Middle East, Africa, Eurasia and Russia. IDE’s product and service lines are organized into two business segments: drilling rig products and services and rig-related electrical products and services. Columbus believes that a business combination with IDE will provide Columbus stockholders with an opportunity to invest in a company with significant growth potential.

Columbus’s proposed business combination with IDE qualifies as a “business combination” under Columbus’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by May 18, 2009, Columbus will be liquidated.

Columbus is requesting its stockholders to approve an amendment to its certificate of incorporation that would provide it an extension until July 15, 2009 to complete a business combination. Columbus believes that the extension will afford it and IDE additional time, in light of the challenging market conditions that have existed since the fourth quarter of 2008, to seek to raise additional capital prior to completion of the proposed business combination. The additional capital, if raised, would provide the combined company with additional liquidity and resources to support its ongoing operations and growth strategy, to fund future acquisitions, and to repay any obligations incurred in connection with the merger, including those that may be incurred in connection with the put and call option agreement that may be entered into with Victory Park and certain other investors relating to the purchase by Victory Park and the investors of an aggregate of up to 10,062,501 shares, or 57.5%, of our outstanding common stock, as described more fully on page 7. There can be no assurance that Columbus and IDE will be successful in their efforts to raise additional capital. Columbus also believes that the proposed extension of time to complete a business combination would benefit Columbus by providing additional time to solicit stockholder approval of the proposed business combination with IDE, thereby making completion of the business combination more likely.

Columbus believes the business combination with IDE to be in the best interests of Columbus’s stockholders, and because there is a possibility that Columbus will not be able to conclude the business combination with IDE by May 18, 2009, Columbus has determined to seek stockholder approval to extend the time for completion of the business combination from May 18, 2009 to July 15, 2009. If the extension is approved, Columbus could seek stockholder approval after May 18, 2009 of a business combination with any company other than IDE, but will not do so.

Columbus’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the May 18, 2009 deadline. Columbus’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Columbus believes that these provisions were included to protect Columbus stockholders from having to sustain their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with IDE.

Columbus is under no contractual or legal obligation to liquidate if holders of 50% or more of the common stock outstanding as of the date of the special meeting to consider the Extension Amendment, vote against the Extension Amendment and exercise their conversion rights. However, Columbus’s board of directors believes that such liquidation is consistent with the majority approval required to amend its certificate of incorporation.

You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with IDE if and when it is submitted to stockholders, and Columbus expects to present the business combination for your vote in the near future.

Q.	Why should I vote for the Extension Amendment?	A. Columbus’s IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Commencing promptly upon completion of its IPO, Columbus began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Columbus initiated contact, either directly or through a third party intermediary, with over 100 potential targets. Columbus signed non-disclosure agreements relating to approximately 80 of these potential business combination opportunities. In addition, Columbus received business plans, financial summaries or presentation books of at least 75 potential target companies. Columbus also had discussions with several target companies with which a non-disclosure agreement was not signed.

Columbus first met with IDE management in July 2008 and entered into a non-binding letter of intent with respect to a business combination in September 2008. From July 2008 until December 15, 2008, Columbus, while also involved in due diligence activities, engaged in negotiations with IDE and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on December 15, 2008.

As Columbus believes the IDE business combination to be in the best interests of Columbus’s stockholders, and because Columbus may not be able to conclude the business combination with IDE by May 18, 2009, Columbus has determined to seek stockholder approval to extend the time for closing the business combination beyond May 18, 2009 to July 15, 2009. If the Extension Amendment is approved, Columbus expects to seek stockholder approval of the business combination with IDE in the near future.

Columbus has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Columbus did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Columbus entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

If a court disagrees with Morris James’ opinion prior to Columbus’s consummation of a business combination, it is likely that Columbus would not be able to complete a business combination and would be required to liquidate. If a court disagrees with Morris James’ opinion subsequent to Columbus’s consummation of a business combination, it may be subject to liability for rescission.

Columbus’s board of directors believes that it is in the best interests of Columbus’s stockholders to propose extending that deadline.

Q.	How do the Columbus insiders intend to vote their shares?	A. All of Columbus’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Columbus and their affiliates beneficially owned and were entitled to vote 3,125,000 shares of common stock, representing approximately 17.9% of Columbus’s issued and outstanding common stock.

If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. Columbus will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than Columbus) or IDE’s officers and directors and/or their affiliates (other than IDE) in connection with such purchases. To the extent any such purchases are made by Columbus or IDE, Columbus or IDE may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the merger to fund such purchases. In the event of such purchases by Columbus or IDE, the amount of funds available for use by the combined company following the merger for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.

On April 17, 2009, Columbus entered into a non-binding letter agreement with Victory Park Capital Advisors, LLC (“Victory Park”), a firm that is not an affiliate of any of Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, under which it is contemplated that Columbus would enter into a put and call option agreement (the “Option Agreement”) with Victory Park and certain other investors to be identified by Victory Park (collectively, the “Investors”) with respect to an aggregate of up to 10,062,501 shares, or 57.5%, of our outstanding common stock that may be purchased by the Investors (the “Put/Call Shares”). It is anticipated that the Investors would effect purchases of shares of our outstanding common stock through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the Extension Amendment. While Ladenburg (as defined below) may assist the Investors in identifying holders of shares of Columbus common stock, any such purchases would be made by the Investors on their own and for their own accounts. Pursuant to the Option Agreement, if the merger is completed, the Investors would be obligated to sell to Columbus or IDE, and Columbus and IDE would be obligated to purchase from the Investors, upon the request of any party, the Put/Call Shares at a price of $8.01 per share, which price is approximately equal to the Trust Value Per Share as of December 31, 2008. If such arrangements are consummated, Columbus would pay to Victory Park 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors (a maximum of approximately $1,290,000) for the first 35 days after the closing of such purchases, and thereafter 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors per month (pro-rated on a daily basis). Columbus has also agreed to pay Victory Park up to $75,000 to cover costs and expenses related to the Option Agreement. We anticipate that such fees and expenses would be funded by cash on the balance sheet of the combined company following the merger, including any cash generated from capital raising transactions, or, if the merger is not consummated, from cash on hand (excluding amounts held in the Trust Account) which is available to pay fees and expenses of Columbus and/or from funds provided by Andrew Intrater who would personally guarantee the entire amount of the fees owed to Victory Park, which guarantee would only be enforceable in the event (i) Columbus is unable to complete the acquisition of IDE by July 20, 2009 or (ii) the Investors are unable to fully collect payment of the fees by July 20, 2009. Columbus will also issue, or cause its affiliates to deliver, to Victory Park, 2,000 shares of common stock per $1,000,000 of value of the shares of Columbus’s outstanding common stock purchased by the Investors. Columbus does not anticipate that any such shares will participate in any distribution upon liquidation of the Trust Account if a business combination is not completed. The foregoing arrangement is subject to the execution of a definitive agreement between Victory Park and Columbus and certain other customary conditions, and there can be no assurance that an agreement will be reached or that any such purchases will be made. Such purchases, if made, would increase the likelihood that a majority of our shares will be voted in favor of the Extension Amendment.

If any purchases are entered into or consummated by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding Columbus common stock by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with IDE is not consummated and Columbus is forced to liquidate, the purchasers (other than Columbus) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder.

Purchases by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting to consider the Extension Amendment (subject to such purchasers not having material non-public information) and continue up through or following the Columbus special meeting date, including any adjournments. See “The Special Meeting—Vote Required” for further information regarding such potential purchases.

Q.	What vote is required to adopt the Extension Amendment?	A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Columbus’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment.

Columbus believes that the conversion rights afforded stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with IDE.

If the Extension Amendment is abandoned, Columbus will then determine whether there is any possibility of completing the IDE business combination by May 18, 2009. If not, Columbus’s board of directors would commence liquidation proceedings.

Q.	Since Columbus’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination before it is required to liquidate, what are my legal rights?	A. Columbus’s IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that each stockholder may have securities law claims against Columbus for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants plus interest from the date of Columbus’s IPO (which, in the case of stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the IDE business combination may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Columbus’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Columbus incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed IDE business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Columbus cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Columbus, you should also be aware that if the Extension Amendment is approved, Columbus will incur substantial additional expenses in seeking to complete the business combination with IDE, in addition to expenses incurred in proposing the Extension Amendment. Columbus does not have sufficient funds outside of the trust account to pay these obligations. Columbus expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation. In connection with the IPO, Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses. Despite this agreement by Mr. Intrater, the amounts in trust could be reduced by claims by Columbus’s directors and officers for indemnification under the amended and restated certificate of incorporation and their indemnification agreements with Columbus. Mr. Intrater is not obligated to indemnify the trust for any liabilities arising under the federal securities laws.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q.	What if I don’t want to vote for the Extension Amendment?	A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into cash only if you vote against each proposal of the Extension Amendment, elect conversion and deliver your shares by the day prior to the special meeting. If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and vote “AGAINST” the Extension Amendment and do not elect to convert your common stock, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account if the business combination with IDE is approved and completed and you vote against the business combination and then elect conversion. However, as explained in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Columbus whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If the Extension Amendment is approved, but you voted against it, exercised your conversion right with respect to your common stock, including the delivery of your common stock by the day prior to the special meeting, you will no longer own them as of the effective date of the Extension Amendment.

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you do not dispose of your shares (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment.

In connection with tendering your common stock for conversion, you must elect either to physically deliver your stock certificates to Columbus’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to deliver their common stock at the annual meeting.

If holders of less than 50% of the common stock outstanding as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and exercise their conversion rights and the Extension Amendment is approved, Columbus will afford the stockholders voting against the Extension Amendment and exercising their conversion rights, including the delivery of their common stock no later than the day prior to the special meeting, the opportunity to receive, as of the time the Extension Amendment becomes effective, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. If Columbus’s trust account is not depleted by liabilities for securities law claims or other expenses, stockholders exercising their conversion rights in connection with the Extension Amendment would receive, as of December 31, 2008, approximately $8.01 per share. The rights of stockholders voting “FOR” the Extension Amendment (or those stockholders abstaining, not voting or voting “AGAINST” the Extension Amendment but not electing to convert their shares) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

Q.	Will you seek any further extensions of the deadline for consummation of a business combination?	A. No. Columbus’s board of directors recognizes that its IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. To minimize the deviation from Columbus’s plans as described in that document, Columbus will, at the time the Extension Amendment becomes effective, amend the trust agreement to prohibit any further changes in the distribution of trust account funds, including the date of such distribution, unless each and every Columbus stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination. In practical terms, this means a further extension will not happen.

Q.	What happens if the Extension Amendment isn’t approved?	A. If the Extension Amendment is not approved and the proposed business combination is not consummated by May 18, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This

has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the Trust Account will be distributed, pro rata, to the holders of the public shares. Columbus anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with Columbus and Ladenburg Thalmann & Co. Inc. and Lazard Capital Markets LLC (the “Underwriters”), the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Columbus’s liquidation. There will be no distribution from the Trust Account with respect to our warrants which will expire worthless. Columbus will pay the costs of liquidation from its remaining assets outside of the trust fund. Columbus currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $50,000. Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses.

Q.	If the Extension Amendment is approved, what happens next?	A. Columbus is continuing its efforts to complete the proxy statement relating to the proposed business combination with IDE, which will involve:

• finalizing the proxy materials which were submitted to the SEC with respect to the business combination;

• establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

• holding an annual meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a substantial possibility that Columbus will not be able to complete all of these tasks prior to Columbus’s liquidation date unless the Extension Amendment is approved), and Columbus expects to submit the proposed business combination to stockholders for their approval in the near future. If stockholders approve the proposed business combination, Columbus expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with IDE if and when it is submitted to stockholders, and Columbus expects to present the business combination for your vote in the near future.

Q.	Would I still be able to exercise my conversion rights if I vote against the business combination with IDE?	A. Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with IDE when it is submitted to stockholders. If you do not approve of the business combination, you will be entitled to exercise your conversion right if you:

• vote against the business combination;

• do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination;

• elect to convert your common stock; and then

• deliver your stock certificate(s).

As explained in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in Columbus incurring substantial additional transaction expenses, and may also result in claims against Columbus whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with IDE is approved, and you voted against it).

Q.	How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Columbus’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Columbus located at 153 E. 53rd Street, 58th Floor, New York, New York 10022, Attn: Michael Sloan.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Who can help answer my questions?	If you have questions, you may write or call:

Morrow & Co., LLC
470 West Avenue — 3rd Floor
Stamford, CT 06902
Stockholders: (800) 607-0088
Banks and brokers: (203) 658-9400

SUMMARY
     This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”
Columbus
     Columbus was incorporated in Delaware on August 1, 2006 as a blank check company formed to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or similar business combination with one or more operating businesses that we believe has significant growth potential. In May 2007, it consummated its IPO from which it derived net proceeds of approximately $109,750,000, including proceeds from the partial exercise of the Underwriters’ over-allotment option. The entirety of the net proceeds of the IPO plus amounts raised in a private placement completed prior to the IPO, or $113,400,000, were deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to Columbus stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, Columbus has not engaged in any business to date.
     The mailing address of Columbus’s principal executive office is 153 E. 53rd Street, 58th Floor, New York, New York 10022, and its telephone number is (404) 257-9150.
The Proposed Business Combination
     On December 15, 2008, Columbus, IDE Acquisition, IDE, and, for limited purposes, Stephen D. Cope, as escrow representative, entered into the Merger Agreement. Pursuant to the Merger Agreement, Columbus will acquire 100% of the issued and outstanding securities of IDE. IDE will merge with and into IDE Acquisition with IDE Acquisition remaining as the surviving entity and a wholly owned subsidiary of Columbus.
     Pursuant to the Merger Agreement, Columbus will, in exchange for all of the outstanding shares of capital stock of IDE:
•	pay $43 million in cash;

•	issue shares of Columbus common stock having a value (based on the Trust Value Per Share) equal to $50 million; and

•	issue additional shares of Columbus common stock having a value (based on the Trust Value Per Share) of up to $156 million, subject to certain adjustments based on the net debt and net working capital of IDE at closing, divided into two tranches, the first of which will consist of $50 million divided by the Trust Value Per Share of the total earnout shares and the second of which will consist of $106 million divided by the Trust Value Per Share of the total earnout shares, subject to the following:

•	if Columbus’s net income reflected in its consolidated audited financial statements for the relevant period, plus any expenses incurred for interest, income taxes, depreciation and amortization, in each case in accordance with GAAP (“EBITDA”) for the relevant period, excluding any expenses incurred in connection with the transactions contemplated by the Merger Agreement and excluding any EBITDA contributions from, and any corresponding costs, including acquisition costs, associated with, any acquisitions consummated by Columbus or any of its subsidiaries following the closing date (the “earnout EBITDA”) for the year ended December 31, 2009 is equal to or greater than $55,000,000, then Columbus will issue the first tranche of the earnout shares;

•	in addition to the foregoing, if Columbus’s earnout EBITDA for the year ended December 31, 2009 is greater than $55,000,000, then for every dollar by which such earnout EBITDA exceeds $55,000,000 up to a maximum of $80,000,000 of such earnout EBITDA, Columbus shall issue additional first target shares equal to (i) $1 divided by (ii) the Trust Value Per Share;

•	if both Columbus’s earnout EBITDA for the year ended December 31, 2010 is equal to or greater than $78,000,000, then Columbus will issue the second tranche of the earnout shares (less any additional first tranche earnout shares issued); and

•	notwithstanding the foregoing, if the first target is not met and if Columbus has cumulative earnout EBITDA for the fiscal years ending December 31, 2009 and 2010, as calculated above, equal to or greater than $133,000,000, Columbus will issue the first target shares, which shares will be allocated among the former holders of IDE preferred stock and IDE common stock as of the effective time.
     You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with IDE if and when it is submitted to stockholders, and Columbus expects to present the business combination for your vote in the near future.
The Extension Amendment
The Amendment
     Columbus is proposing to amend its certificate of incorporation to:
•	extend the date by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from May 18, 2009 to July 15, 2009); and

•	allow public holders of less than 50% of Columbus’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.
     A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Columbus’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to the stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

     At the time the Extension Amendment becomes effective, Columbus will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every Columbus stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination.
If the Extension Amendment Is Not Approved
     If the Extension Amendment is not approved and the proposed business combination is not consummated by May 18, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the Trust Account will be distributed, pro rata, to the holders of the public shares. Columbus anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with Columbus and the Underwriters, the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Columbus’s liquidation. There will be no distribution from the Trust Account with respect to our warrants which will expire worthless. Columbus will pay the costs of liquidation from its remaining assets outside of the trust fund. Columbus currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $50,000. Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses.
If the Extension Amendment Is Approved
     If the Extension Amendment is approved, Columbus expects to call an annual meeting of stockholders to approve the business combination with IDE in the near future. Under the requirements of the NYSE Amex and our amended and restated certificate of incorporation, approval of the proposed business combination will require: (i) the affirmative vote of a majority of votes cast by holders of our common stock entitled to vote at the annual meeting, (ii) the affirmative vote of a majority of the shares of Columbus common stock issued in our IPO that are present and entitled to vote at the annual meeting, and (iii) that fewer than 30% of the shares of Columbus common stock issued in our IPO vote against the business combination and demand a cash conversion of their shares. Upon receipt of the foregoing approvals, unless the aggregate number of shares of common stock voted against the proposed business combination with IDE (and converted into a portion of the funds available in the trust account) is 30% or more of the shares of Columbus common stock issued in our IPO, Columbus will consummate the business combination pursuant to the terms of the Merger Agreement.
     Under the terms of the proposed Extension Amendment, public stockholders holding less than 50% of our outstanding common stock may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account.
     If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriters will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriters will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Columbus believes it is unlikely it will be able to complete a business combination before its May 18, 2009 termination date.
Possible Claims Against and Impairment of the Trust Account
     Columbus’s IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against Columbus for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.
     Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Columbus’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Columbus incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Columbus cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account.”
     Aside from possible securities law claims against Columbus, you should also be aware that if the Extension Amendment is approved, Columbus will incur substantial expenses in seeking to complete the business combination with IDE, in addition to expenses incurred in proposing the Extension Amendment. Columbus does not have sufficient funds outside of the trust account to pay these expenses. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Andrew Intrater has to Columbus only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Mr. Intrater is not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a stockholder’s pro rata portion of the funds available in the trust account upon liquidation.
The Special Meeting
     Date, Time and Place. The special meeting of Columbus’s stockholders will be held at      a.m. Eastern Time, on May   , 2009, at      .
     Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Columbus common stock at the close of business on April 20, 2009, the record date for the special meeting. You will have one vote per proposal for each Columbus common share you owned at that time. Columbus warrants do not carry voting rights.
     Votes Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Columbus’s common stock outstanding on the record date for all proposals contained in the Extension Amendment.
     At the close of business on April 20, 2009, there were 17,500,000 outstanding shares of Columbus common stock, each of which entitles its holder to cast one vote per proposal.
     If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your common stock into trust account proceeds only if you voted against the Extension Amendment (or if you subsequently exercise your conversion rights after voting against the IDE business combination).
     If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and vote “AGAINST” the Extension Amendment but do not elect to convert your common stock, you will retain your right to convert your common stock into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.
     Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in Columbus’s certificate of incorporation (including any later date if the Extension Amendment is approved), all stockholders will be entitled to share in the liquidation of the trust account.
     Conversion. If you are a public stockholder, you may demand conversion of your common stock by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified under the section entitled “The Extension Amendment—Conversion Procedure”. You will only be entitled to receive cash for these shares if you do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment.
     See the section entitled “The Extension Amendment — Conversion Procedure” for more information on how to demand conversion of your common stock.
     Proxies; Board Solicitation. Your proxy is being solicited by the Columbus board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.
     Columbus has retained Morrow & Co., LLC to aid in the solicitation of proxies. Morrow & Co., LLC will receive a fee of approximately $25,000, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by Columbus. In addition, officers and directors of Columbus may solicit proxies by mail, telephone, facsimile, and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. Columbus will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material which may be sent to stockholders in connection with this solicitation. Columbus may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares.
Columbus’s Recommendation to Stockholders
     After careful consideration of all relevant factors, Columbus’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Columbus and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment — The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”
     Columbus has received an opinion from special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Columbus did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, Columbus has not sought advice of counsel on that question from any other source. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Columbus entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” Morris James has consented to Columbus’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.
     Stockholders are advised that pursuant to the terms of the Morris James opinion only Columbus and its board of directors may rely upon such opinion, and Columbus’s stockholders are not permitted to rely upon such opinion to support any claims against Morris James arising under applicable state law. Columbus is not aware of any Delaware law stating that stockholders may not rely upon the opinion, and the availability of such a defense by Morris James would need to be resolved by a court of competent jurisdiction. Columbus believes that the resolution of the question of the availability of such a defense will have no effect on the rights and responsibilities of its board of directors under applicable state law, and that the availability of such a state-law defense to counsel would have no effect on the rights and responsibilities of either Morris James or Columbus’s board of directors under the federal securities laws.
Interests of Columbus’s Officers and Directors
     When you consider the recommendation of the Columbus board of directors, you should keep in mind that Columbus’s executive officers and members of Columbus’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. See the section entitled “The Extension Amendment — Interests of Columbus’s Officers and Directors.”
Stock Ownership
     Information concerning the holdings of Columbus stockholders is set forth below under “Beneficial Ownership of Securities.”

THE SPECIAL MEETING
     Columbus is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Columbus board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
     Date, Time and Place. The special meeting will be held at     a.m. Eastern Time, on May, 2009, at the offices of Columbus located at 153 E. 53rd Street, 58th Floor, New York, New York 10022, to vote on the proposals to approve the Extension Amendment.
     Purpose. At the special meeting, holders of Columbus common stock will be asked to approve the Extension Amendment consisting of the following two amendments to Columbus’s certificate of incorporation:
•	to extend the date by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from May 18, 2009 to July 15, 2009); and

•	to allow public holders of less than 50% of Columbus’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.
     Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Columbus’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.
     Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Columbus will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every Columbus stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination.
     If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriters will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriters will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Columbus believes it is unlikely it will be able to complete a business combination before its May 18, 2009 termination date.

     After careful consideration of all relevant factors, Columbus’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Columbus and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment.
     Because of the business combination provisions of Columbus’s certificate of incorporation, if the proposed business combination with IDE is not completed by May 18, 2009, Columbus will dissolve and return the funds in the trust account, pro rata, to holders of its common stock, unless stockholders approve all proposals of the Extension Amendment.
     The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and Columbus’s bylaws, no other business may be transacted at the special meeting.
     You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with IDE if and when it is submitted to stockholders, and Columbus expects to present the business combination for your vote in the near future.
     Record Date; Who is Entitled to Vote. The record date for the special meeting is April 20, 2009. Record holders of Columbus common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 17,500,000 outstanding shares of Columbus common stock, each of which entitles its holder to cast one vote per proposal.
     Vote Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Columbus’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment.
     The existing conversion rights of Columbus’s common stock provide that if holders of 4,312,500 or more shares (which number represents 30% or more of the shares of Columbus common stock issued in our IPO) vote against the proposed business combination with IDE and elect to convert their common stock into a portion of the funds available in the trust account, Columbus will not complete the business combination, and Columbus will be liquidated. Columbus believes that these conversion rights were included to protect Columbus’s stockholders from having to sustain their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Columbus also believes that, given Columbus’s expenditure of time, effort and money on the proposed business combination with IDE, circumstances warrant providing those stockholders who might find IDE to be an attractive investment an opportunity to consider the business combination with IDE. Columbus estimates that the per share liquidation value of the trust account as of December 31, 2008 is approximately $8.01 (the “Trust Value Per Share”). The closing price of Columbus’s common stock on March 25, 2009 was $7.91.
     If holders of fewer than 8,750,000 shares vote against the Extension Amendment and elect to convert their common stock into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their common stock, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Common stockholders may elect to convert their common stock into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. Your approval of the second component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account, which Columbus will complete if the Extension Amendment is approved. The remaining holders of common stock will retain their right to convert their common stock into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Proxy statement filed with the SEC in connection with the business combination.
     Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, and stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although stockholders would retain the right to exercise conversion rights if the IDE business combination is approved, and they voted against the business combination).

     All of Columbus’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Columbus and their affiliates beneficially owned and were entitled to vote 3,125,000 shares of Columbus common stock, representing approximately 17.9% of Columbus’s issued and outstanding common stock, as a group.
     If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. Columbus will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than Columbus) or IDE’s officers and directors and/or their affiliates (other than IDE) in connection with such purchases. To the extent any such purchases are made by Columbus or IDE, Columbus or IDE may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the merger to fund such purchases. In the event of such purchases by Columbus or IDE, the amount of funds available for use by the combined company following the merger for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.
     In this regard, Stephen D. Cope, IDE’s Chairman, Chief Executive Officer, President and Secretary, and certain other IDE shareholders have agreed, to the extent that the proposed business combination may not receive sufficient votes at the annual meeting, to purchase shares of Columbus common stock (with the purchase of such shares not being required to be consummated and paid for until the consummation of the merger) through privately negotiated transactions with one or more third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the proposed business combination at the annual meeting. Notwithstanding the foregoing, Mr. Cope and certain other IDE shareholders will not be required to purchase shares for proceeds of more than $10,000,000 and $4,500,000, respectively, provided that none of Mr. Cope or such other IDE shareholders will be required to make such purchases if the price per share of any such purchases exceeds the Trust Value Per Share.
     On April 17, 2009, Columbus entered into a non-binding letter agreement with Victory Park, a firm that is not an affiliate of any of Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, under which it is contemplated that Columbus would enter into the Option Agreement with Victory Park and the Investors with respect to the Put/Call Shares. It is anticipated that the Investors would effect purchases of shares of our outstanding common stock through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the Extension Amendment. While Ladenburg may assist the Investors in identifying holders of shares of Columbus common stock, any such purchases would be made by the Investors on their own and for their own accounts. Pursuant to the Option Agreement, if the merger is completed, the Investors would be obligated to sell to Columbus or IDE, and Columbus and IDE would be obligated to purchase from the Investors, upon the request of any party, the Put/Call Shares at a price of $8.01 per share, which price is approximately equal to the Trust Value Per Share as of December 31, 2008. If such arrangements are consummated, Columbus would pay to Victory Park 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors (a maximum of approximately $1,290,000) for the first 35 days after the closing of such purchases, and thereafter 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors per month (pro-rated on a daily basis). Columbus has also agreed to pay Victory Park up to $75,000 to cover costs and expenses related to the Option Agreement. We anticipate that such fees and expenses would be funded by cash on the balance sheet of the combined company following the merger, including any cash generated from capital raising transactions, or, if the merger is not consummated, from cash on hand (excluding amounts held in the Trust Account) which is available to pay fees and expenses of Columbus and/or from funds provided by Andrew Intrater who would personally guarantee the entire amount of the fees owed to Victory Park, which guarantee would only be enforceable in the event (i) Columbus is unable to complete the acquisition of IDE by July 20, 2009 or (ii) the Investors are unable to fully collect payment of the fees by July 20, 2009. Columbus will also issue, or cause its affiliates to deliver, to Victory Park, 2,000 shares of common stock per $1,000,000 of value of the shares of Columbus’s outstanding common stock purchased by the Investors. Columbus does not anticipate that any such shares will participate in any distribution upon liquidation of the Trust Account if a business combination is not completed. The foregoing arrangement is subject to the execution of a definitive agreement between Victory Park and Columbus and certain other customary conditions, and there can be no assurance that an agreement will be reached or that any such purchases will be made. Such purchases, if made, would increase the likelihood that a majority of our shares will be voted in favor of the Extension Amendment.
      If any purchases are entered into or consummated by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, Columbus has taken certain precautions to minimize the risk under Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, including adopting an Insider Trading Policy that requires pre-clearance of all trades by its officers and directors. Columbus has been informed by IDE that it has instructed its officers and directors not to enter into any such purchases while in possession of material non-public information. Furthermore, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding Columbus common stock by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with IDE is not consummated and Columbus is forced to liquidate, the purchasers (other than Columbus) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. However, to the extent that a court were to conclude that Columbus or its officers and directors and/or their affiliates or IDE or its officers and directors and/or their affiliates did possess material non-public information regarding Columbus at the time of their respective purchases of securities of Columbus, they could potentially be subject to claims that they violated Rule 10b-5.

     To the extent that IDE or its officers and directors and/or their affiliates or the Investors acquire a significant number of shares of our common stock prior to the consummation of the merger, such acquiring persons may be deemed to be “affiliates” (within the meaning of the United States federal securities laws) of Columbus following such acquisition and, if so, will be required to comply with the securities laws applicable to affiliates of Columbus, including Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Columbus believes that any purchases by Columbus, IDE or its officers and directors and/or their affiliates are consistent with disclosure previously provided in Columbus’s registration statement on Form S-1 in connection with our IPO, because any such purchases would have the same effect on a potential business combination as purchases that may be effected by Columbus’s officers and directors and/or their affiliates, which were fully disclosed in our Form S-1. However, to the extent a court of competent jurisdiction were to determine that such purchases are not consistent with the disclosure in our Form S-1, stockholders could potentially have an argument that the disclosure in the IPO on this particular point was not completely accurate. Columbus believes that any such purchases are consistent with the fiduciary duties of Columbus’s directors and officers as they would be made, if at all, to facilitate a transaction that such directors and officers believe is in the best interests of all stockholders of Columbus, and because Columbus stockholders have the right to vote against the transaction with IDE and exercise their conversion rights if they do not approve of the Extension Amendment or the IDE transaction. However, stockholders should be aware that Columbus’s directors and officers have interests that are different from, or in addition to, your interests as a stockholder. See “Summary — Interests of Columbus’s Officers and Directors.”
     Any purchases may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information) and continue up through or following the Columbus special meeting date, including any adjournments. It is anticipated that any purchases (should they occur at all) would be independent, privately negotiated transactions with stockholders who have voted against or indicated an intention to vote against the proposed business combination and elected or indicated their intention to elect to exercise their conversion rights. Such privately negotiated purchases, which would not involve active and widespread solicitation of public stockholders and would not be conditioned on a fixed maximum or minimum number of shares being purchased, are not anticipated to be the types of activities governed by the tender offer rules under the federal securities laws. To the extent any such purchases are deemed to implicate the tender offer rules, such purchases would need to comply with the applicable tender offer rules, including, among others, the obligation to offer all stockholders the same price and the obligation to keep the tender offer outstanding for a period of at least twenty (20) business days.
     Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.
     There are three ways for holders of record to have their shares represented and voted at the special meeting:
     By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Columbus board of directors, which is “FOR” the Extension Amendment.
     By telephone or on the internet. You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.
     You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.
     Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:
•	Delivering another proxy card with a later date;

•	Notifying Columbus, located at 153 E. 53rd Street, 58th Floor, New York, New York 10022, Attention: Michael Sloan, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.
     If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.
     Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment.
     Questions About Voting. Columbus has retained Morrow & Co., LLC to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Morrow & Co., LLC at (206) 870-8565. You may also want to consult your financial and other advisors about the vote.
     Solicitation Costs. Columbus has retained Morrow & Co., LLC to aid in the solicitation of proxies. Morrow & Co., LLC will receive a fee of approximately $25,000, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by Columbus.

In addition, officers and directors of Columbus may solicit proxies by mail, telephone, facsimile, and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. Columbus will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material which may be sent to stockholders in connection with this solicitation. Columbus may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares.
     Columbus will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Columbus will reimburse them for their reasonable expenses.
     Stock Ownership. Information concerning the holdings of certain Columbus stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT
     Columbus is proposing to amend its certificate of incorporation to:

•	extend the date by which Columbus must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from May 18, 2009 to July 15, 2009); and

•	allow public holders of less than 50% of Columbus’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.
     Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Columbus’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.
     Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against the Extension Amendment and electing to convert their common stock. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Columbus will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every Columbus stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination. A copy of the proposed amendment to the certificate of incorporation of Columbus is attached to this proxy statement as Annex A.
     If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriters will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriters will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Columbus believes it is unlikely it will be able to complete a business combination before its May 18, 2009 termination date.
U.S. Federal Income Tax Consequences
     The following discussion is a general summary of the material U.S. federal income tax consequences that may be relevant to U.S. holders (as defined below) of holding shares of Columbus common stock or exercising their conversion rights. This summary is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), Treasury regulations promulgated under the Code, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.
     This summary assumes the shares of Columbus common stock are held as capital assets within the meaning of Section 1221 of the Code. This summary does not address tax consequences arising under the laws of any foreign, state or local jurisdiction and does not address U.S. federal tax consequences other than income taxation.

In addition, this summary does not address all tax consequences that may be applicable to a U.S. holder’s particular circumstances or to a U.S. holder that may be subject to special tax rules, including, without limitation: (i) U.S. holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. holders whose “functional currency” is not the U.S. dollar; (ix) persons holding shares of Columbus common stock as a position in a hedging transaction, “straddle”, “conversion transaction”, “constructive sale transaction” or other risk reduction transaction; (x) persons who acquired shares of Columbus common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Columbus common stock, the tax treatment of a U.S. holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their tax advisors regarding the tax consequences of holding shares of Columbus common stock or exercising their conversion rights.
     This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. U.S. holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
     For purposes of the discussion below, a “U.S. holder” is a beneficial owner of shares of Columbus common stock, other than a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes), that is for U.S. federal income tax consequences:
     (i) An individual citizen or resident of the United States;
     (ii) a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof (including the District of Columbia);
     (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
     (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
     A stockholder of Columbus that does not exercise its conversion right is not receiving any consideration or exchanging or otherwise disposing of any of its outstanding shares of Columbus common stock in connection with the Extension Amendment and, therefore, is not expected to recognize gain or loss for U.S. federal income tax purposes as a result of the Extension Amendment. If a U.S. holder votes against the Extension Amendment, properly demands that Columbus convert all its shares of Columbus common stock into a pro rata portion of the trust account and, upon the consummation of the Extension Amendment, terminates its interest in Columbus in exchange for cash, such U.S. holder will be required to recognize gain or loss upon the exchange of the shares of Columbus common stock for cash in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the holder’s adjusted tax basis in such shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the effective time of the Extension Amendment the shares were held for more than one year. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
     The tax consequences to a U.S. holder that properly demands that Columbus convert less than all of its shares of Columbus common stock may be different, and such a holder should consult its tax advisors regarding the consequences of such an election.
Reasons for the Proposal
     Columbus’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the May 18, 2009 deadline. Columbus’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Columbus believes that these provisions were included to protect Columbus stockholders from having to sustain their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with IDE. Columbus is also affording stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, Columbus believes that the Extension Amendment is consistent with the majority approval required to amend its certificate of incorporation.
     Commencing promptly upon completion of its IPO, Columbus began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Columbus initiated contact, either directly or through a third party intermediary, with over 100 potential targets. Columbus signed non-disclosure agreements relating to approximately 80 of these potential business combination opportunities. In addition, Columbus received business plans, financial summaries or presentation books of at least 75 potential target companies. Columbus also had discussions with several target companies with which a non-disclosure agreement was not signed.
     Columbus first met with IDE management in July 2008 and entered into a non-binding letter of intent with respect to a business combination in September 2008. From July 2008 until December 15, 2008, Columbus, while also involved in due diligence activities, engaged in negotiations with IDE and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on December 15, 2008. The parties entered into the Merger Agreement on December 15, 2008.
     Columbus’s proposed business combination with IDE qualifies as a “business combination” under Columbus’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by May 18, 2009, Columbus will be liquidated.
     Columbus is requesting its stockholders to approve an amendment to its certificate of incorporation that would provide it an extension until July 15, 2009 to complete a business combination. Columbus believes that the extension will afford it and IDE additional time, in light of the challenging market conditions that have existed since the fourth quarter of 2008, to seek to raise additional capital prior to completion of the proposed business combination. The additional capital, if raised, would provide the combined company with additional liquidity and resources to support its ongoing operations and growth strategy, to fund future acquisitions, and to repay any obligations incurred in connection with the merger, including those that may be incurred in connection with the put and call option agreement that may be entered into with Victory Park and certain other investors relating to the purchase by Victory Park and the investors of an aggregate of up to 10,062,501 shares, or 57.5%, of our outstanding common stock, as described more fully on page 7. There can be no assurance that Columbus and IDE will be successful in their efforts to raise additional capital. Columbus also believes that the proposed extension of time to complete a business combination would benefit Columbus by providing additional time to solicit stockholder approval of the proposed business combination with IDE, thereby making completion of the business combination more likely.

     As Columbus’s board of directors believes the IDE transaction to be in the best interests of Columbus’s stockholders, and because Columbus may not be able to conclude the business combination with IDE by May 18, 2009, Columbus has determined to seek stockholder approval to extend the time for closing the transaction beyond May 18, 2009 to July 15, 2009. If the Extension Amendment is approved, Columbus expects to seek stockholder approval of the proposed business combination with IDE in the near future. If the extension is approved, Columbus could seek stockholder approval after May 18, 2009 of a business combination with any company other than IDE, but will not do so. In addition, the purpose of amending the trust agreement, at the time the Extension Amendment becomes effective, to prohibit any further changes in the distribution of the trust account funds is to effectively preclude any additional extension of the period in which Columbus is permitted to consummate a business combination.
     If the Extension Amendment is not approved and Columbus is unable to complete the IDE business combination by May 18, 2009, Columbus will be required to liquidate and distribute the trust account proceeds to holders of its common stock. In considering the Extension Amendment, Columbus’s board of directors came to the conclusion that the potential benefits of the proposed IDE business combination to Columbus and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.
     Under the terms of the proposed Extension Amendment, public stockholders holding less than 50% of Columbus’s outstanding common stock, may vote against the Extension Amendment and elect to convert their common stock into a pro rata portion of the funds available in the trust account. Based on the trust account balance as of December 31, 2008, if the maximum permissible number of common stock elect conversion in connection with the Extension Amendment, or 8,750,000 shares of common stock, without its being abandoned, a total of approximately $57,571,875 of the trust account would be disbursed, leaving approximately $57,571,875. If the Extension Amendment is approved and the proposed business combination with IDE is presented to Columbus stockholders for approval, stockholders who did not vote against and convert their common stock in connection with the Extension Amendment will have the same right to vote against the business combination with IDE and convert their common stock; provided that Columbus will not complete the business combination if (a) a total of 8,750,000 or more shares of common stock (which number represents 50% or more of the shares of common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) vote against the Extension Amendment (and elect to convert their common stock into a portion of the funds available in the trust account) or (b) a total of 4,312,500 or more common stock (which number represents 30% or more of the shares of Columbus common stock issued in our IPO) vote against the proposed business combination with IDE and elect to convert their common stock into a portion of the funds available in the trust account.
     Because of the two separate opportunities for stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to the stockholders could exceed the amount that would be distributed to stockholders that elect to convert in connection with the proposed business combination with IDE had it been approved before May 18, 2009 (without a previous vote on the Extension Amendment), resulting in less cash retained by the combined company to meet its obligations and for use as operating capital, subsequent to the closing of the IDE business combination.

     As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in Columbus incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. Columbus believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by stockholders (or a liquidation, if converting votes equal 30% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if Columbus were liquidated on May 18, 2009, and, if the proposed business combination is later not approved, its stockholders at that time would receive the same liquidation proceeds as if Columbus were liquidated as of May 18, 2009.
     However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from stockholder conversions, which could result in the reduction of a stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.
     In connection with the IPO, Andrew Intrater agreed to indemnify Columbus for debts and obligations to vendors that are owed money by Columbus, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with Columbus’s seeking to complete the business combination with IDE as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, Columbus cannot assure you that Mr. Intrater would be able to discharge his obligations if material liabilities are sought to be satisfied from the trust account. Mr. Intrater is not obligated to indemnify the trust for any liabilities arising under the federal securities laws.
Possible Claims Against and Impairment of the Trust Account
     Columbus’s IPO prospectus stated that Columbus would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against Columbus for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with IDE may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.
     Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Columbus’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Columbus incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Columbus cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to stockholders of trust account funds on conversion or liquidation.

     Aside from possible securities law claims against Columbus, you should also be aware that if the Extension Amendment is approved, Columbus will incur substantial expenses in seeking to complete the business combination with IDE, in addition to expenses incurred in proposing the Extension Amendment. Columbus does not have sufficient funds outside of the trust account to pay these expenses. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Andrew Intrater has to Columbus to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Mr. Intrater is not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a stockholder’s pro rata portion of the funds available in the trust account upon liquidation.
     In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Columbus whose holders might seek to have the claims satisfied from funds in the trust account. Columbus has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Columbus common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in Columbus’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of Columbus’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with IDE would be completed, and such claims would not be extinguished by consummation of that transaction.
     If Columbus were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with Columbus’s efforts to complete the IDE business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.
     Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of common stock not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which Columbus becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of Andrew Intrater, who has agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Columbus for the full amount thereof on liquidation.

     If Columbus’s trust account is not depleted by liabilities for securities law claims or other expenses, all stockholders would receive as of December 31, 2008, upon conversion or liquidation, approximately $8.01 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.
     Columbus has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of Columbus’s current financial condition, its board of directors determined that an opinion would be of less value to Columbus and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.
     Columbus has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.
     In view of the foregoing, Columbus’s board of directors believes it in the best interests of Columbus’s stockholders to approve the Extension Amendment.
Forced Liquidation
     If the Extension Amendment is not approved and the proposed business combination is not consummated by May 18, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the Trust Account will be distributed, pro rata, to the holders of the public shares. Columbus anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with Columbus and the Underwriters, the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Columbus’s liquidation. There will be no distribution from the Trust Account with respect to our warrants which will expire worthless. Columbus will pay the costs of liquidation from its remaining assets outside of the trust fund. Columbus currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $50,000. Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses.

Conversion Rights
     If holders of less than 50% of the outstanding shares of common stock vote against the Extension Amendment and the Extension Amendment is approved (and not abandoned), Columbus will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their common stock, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your common stock into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the IDE business combination) and follow the conversion procedure described below. Abstaining or not voting on the Extension Amendment will not give you a right to convert your common stock in connection with the Extension Amendment.
     If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and you vote “AGAINST” the Extension Amendment but do not elect to convert your common stock you will retain your right to convert your common stock into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:
•	vote against the business combination, as and when formally proposed to stockholders;

•	do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination; and

•	deliver your stock certificate(s) to Columbus’s transfer agent prior to your vote.
Conversion Procedure
     A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to retain ownership of them through the effective date of the Extension Amendment.
     In connection with tendering your common stock for conversion, you must elect either to physically deliver your stock certificates to Columbus’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to deliver their common stock at the special meeting.
     Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its common stock through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Columbus’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is Columbus’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Columbus does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.
     Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its common stock and decides prior to the special meeting that it does not want to convert its common stock, the stockholder may withdraw the tender. In the event that a stockholder tenders common stock and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. Columbus anticipates that a stockholder who tenders common stock for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such common stock soon after the completion of the Extension Amendment. Columbus will hold the certificates of stockholders that elect to convert their common stock into a pro rata portion of the funds available in the trust account until such common stock are converted to cash or returned to such stockholders. Any common stock that are converted to cash will be cancelled and retired.
     If properly demanded, Columbus will convert each share of common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of December 31, 2008, this would amount to approximately $8.01 per share. If you exercise your conversion rights, you will be exchanging your shares of Columbus common stock for cash and will no longer own the shares as of the effective date of the Extension Amendment. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and deliver your stock certificate(s) to Columbus’s transfer agent prior to your vote. If the Extension Amendment is not approved, these shares will not be converted into cash. However, if Columbus is unable to complete the business combination with IDE or another business combination by May 18, 2009 (unless such date is extended), it will be forced to liquidate and all holders of common stock will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.
Required Vote
     The affirmative vote by holders of a majority of Columbus’s outstanding common stock, voting for all proposals contained in the Extension Amendment, is required to approve the Extension Amendment.
     All of Columbus’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Columbus and their affiliates beneficially owned and were entitled to vote 3,125,000 shares of Columbus common stock, representing approximately 17.9% of Columbus’s issued and outstanding common stock, as a group.
     If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. Columbus will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than Columbus) or IDE’s officers and directors and/or their affiliates (other than IDE) in connection with such purchases. To the extent any such purchases are made by Columbus or IDE, Columbus or IDE may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the merger to fund such purchases. In the event of such purchases by Columbus or IDE, the amount of funds available for use by the combined company following the merger for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.

     On April 17, 2009, Columbus entered into a non-binding letter agreement with Victory Park, a firm that is not an affiliate of any of Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, under which it is contemplated that Columbus would enter into the Option Agreement with Victory Park and the Investors with respect to the Put/Call Shares. It is anticipated that the Investors would effect purchases of shares of our outstanding common stock through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the Extension Amendment. While Ladenburg may assist the Investors in identifying holders of shares of Columbus common stock, any such purchases would be made by the Investors on their own and for their own accounts. Pursuant to the Option Agreement, if the merger is completed, the Investors would be obligated to sell to Columbus or IDE, and Columbus and IDE would be obligated to purchase from the Investors, upon the request of any party, the Put/Call Shares at a price of $8.01 per share, which price is approximately equal to the Trust Value Per Share as of December 31, 2008. If such arrangements are consummated, Columbus would pay to Victory Park 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors (a maximum of approximately $1,290,000) for the first 35 days after the closing of such purchases, and thereafter 1.6% of the value of the shares of Columbus’s outstanding common stock purchased by the Investors per month (pro-rated on a daily basis). Columbus has also agreed to pay Victory Park up to $75,000 to cover costs and expenses related to the Option Agreement. We anticipate that such fees and expenses would be funded by cash on the balance sheet of the combined company following the merger, including any cash generated from capital raising transactions, or, if the merger is not consummated, from cash on hand (excluding amounts held in the Trust Account) which is available to pay fees and expenses of Columbus and/or from funds provided by Andrew Intrater who would personally guarantee the entire amount of the fees owed to Victory Park, which guarantee would only be enforceable in the event (i) Columbus is unable to complete the acquisition of IDE by July 20, 2009 or (ii) the Investors are unable to fully collect payment of the fees by July 20, 2009. Columbus will also issue, or cause its affiliates to deliver, to Victory Park, 2,000 shares of common stock per $1,000,000 of value of the shares of Columbus’s outstanding common stock purchased by the Investors. Columbus does not anticipate that any such shares will participate in any distribution upon liquidation of the Trust Account if a business combination is not completed. The foregoing arrangement is subject to the execution of a definitive agreement between Victory Park and Columbus and certain other customary conditions, and there can be no assurance that an agreement will be reached or that any such purchases will be made. Such purchases, if made, would increase the likelihood that a majority of our shares will be voted in favor of the Extension Amendment.
     If any purchases are entered into or consummated by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding Columbus common stock by Columbus, its officers and directors and/or their affiliates, or IDE or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with IDE is not consummated and Columbus is forced to liquidate, the purchasers (other than Columbus) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. See “The Special Meeting — Vote Required.”
     Any purchases may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information) and continue up through or following the Columbus special meeting date, including any adjournments.
Interests of Columbus’s Officers and Directors
     When you consider the recommendation of the Columbus board of directors, you should keep in mind that Columbus’s executive officers and members of Columbus’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•	if the Extension Amendment is not approved and a business combination is not approved by May 18, 2009, Columbus will be required to liquidate. In such event, the 3,125,000 shares of common stock held by Columbus officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 3,650,000 insider warrants that were acquired prior to the IPO for an aggregate purchase price of $3,650,000. Such common stock and warrants had an aggregate market value of $24,828,250 based on the last sale price of $7.91 and $0.03, respectively, on the NYSE AMEX on March 27, 2009;

•	Andrew Intrater has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Intrater will be sufficient to satisfy our dissolution and/or liquidation expenses. Despite this agreement by Mr. Intrater, the amounts in trust could be reduced by claims by Columbus’s directors and officers for indemnification under the amended and restated certificate of incorporation and their indemnification agreements with Columbus. If the business combination is consummated, Mr. Intrater will not have to perform such obligations. Columbus does not have sufficient funds outside of the trust account to pay these obligations. Therefore, if the business combination is not consummated and vendors that have not signed waivers sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Mr. Intrater would be required to fulfill their indemnification obligations and he may not be able to satisfy his individual obligations to indemnify Columbus;

•	warrants to purchase Columbus common stock held by Columbus’s officers and directors are exercisable only upon consummation of a business combination;

•	all rights specified in Columbus’s certificate of incorporation relating to the right of officers and directors to be indemnified by Columbus, and of Columbus’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and Columbus liquidates, Columbus will not be able to perform its obligations to its officers and directors under those provisions;

•	if the business combination with IDE is completed, it is anticipated that after the consummation of the merger Andrew Intrater will serve as the initial founder director to the board of directors of Columbus; and

•	Columbus’s financial, legal and other advisors have rendered services for which they may not be paid if the business combination is not approved. As any recovery of such fees and expenses by these vendors will be much more difficult in the event the business combination is not approved, while such recovery is not expressly contingent on the outcome of the Columbus stockholder vote, these vendors could be viewed as having an interest in the outcome of such vote.
The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation
     As discussed below, after careful consideration of all relevant factors, Columbus’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Columbus and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.
     In determining to recommend the Extension Amendment, Columbus’s board of directors concluded that the proposed business combination with IDE is in the best interests of Columbus’s stockholders, since it believes they Columbus’s stockholders will benefit from the business combination with IDE. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect Columbus stockholders from having to keep their investments for an unreasonably long period if Columbus failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find IDE to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Columbus or its stockholders wishing to terminate their investments as originally contemplated.
     Having taken into account the matters discussed above, the Columbus’s board of directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Columbus stockholders (or a liquidation, if converting votes are 50% or greater) would have no adverse effect on the stockholders, because they would receive approximately the same amounts they would if Columbus were liquidated on May 18, 2009, and, if the proposed business combination is later disapproved, its stockholders at that time would receive approximately the same liquidation proceeds as if Columbus were liquidated as of May 18, 2009. Because of the two separate opportunities for stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to stockholders converting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to stockholders that elect to convert in connection with the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment).
     Columbus’s Board of Directors consulted with special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Columbus entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” Morris James has consented to Columbus’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.
     Columbus’s board of directors has unanimously approved and declared advisable the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of Columbus’s outstanding common stock in accordance with Delaware law, Columbus believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.
     In determining whether to propose the Extension Amendment, Columbus’s board of directors took into consideration the fact that a substantial amount of Columbus stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.
     In addition, Columbus’s board of directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Columbus shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Columbus’s stockholders to the best of their ability, as well as substantially less than the potential benefits to stockholders wishing to have an opportunity to consider the proposed IDE business combination, which they, as Columbus stockholders as well, share. In making that determination, the board of directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to Columbus under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed IDE business combination would result in a combined company more capable than Columbus alone to pay existing obligations of Columbus and expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.
     After careful consideration of all relevant factors, Columbus’s board of directors determined that the Extension Amendment is advisable, fair to and in the best interests of Columbus and its stockholders.
     The Board of Directors recommends that you vote “FOR” the Extension Amendment.

THE IDE BUSINESS COMBINATION
     The following is a brief summary of the terms and background of the Merger Agreement that Columbus entered into with IDE and its stockholders. A definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with IDE. This proxy statement will contain important information regarding the business combination.
     YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH IDE IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND COLUMBUS EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE.
General
     On December 15, 2008, the Merger Agreement was entered into by and among Columbus, IDE Acquisition, IDE, and, for limited purposes, Stephen D. Cope, as escrow representative. Pursuant to the Merger Agreement, Columbus will acquire 100% of the issued and outstanding securities of IDE. IDE will merge with and into IDE Acquisition with IDE Acquisition remaining as the surviving entity and a wholly owned subsidiary of Columbus.
Business Combination with IDE Cayman; Acquisition Consideration
     Pursuant to the Merger Agreement, Columbus will, in exchange for all of the outstanding shares of capital stock of IDE:
•	pay $43 million in cash;

•	issue shares of Columbus common stock having a value (based on the Trust Value Per Share) equal to $50 million; and

•	issue additional shares of Columbus common stock having a value (based on the Trust Value Per Share) of up to $156 million, subject to certain adjustments based on the net debt and net working capital of IDE at closing, divided into two tranches, the first of which will consist of $50 million divided by the Trust Value Per Share of the total earnout shares and the second of which will consist of $106 million divided by the Trust Value Per Share of the total earnout shares, subject to the following:
•	if Columbus’s earnout EBITDA for the year ended December 31, 2009 is equal to or greater than $55,000,000, then Columbus will issue the first tranche of the earnout shares;

•	in addition to the foregoing, if Columbus’s earnout EBITDA for the year ended December 31, 2009 is greater than $55,000,000, then for every dollar by which such earnout EBITDA exceeds $55,000,000 up to a maximum of $80,000,000 of such earnout EBITDA, Columbus shall issue additional first target shares equal to (i) $1 divided by (ii) the Trust Value Per Share;

•	if both Columbus’s earnout EBITDA for the year ended December 31, 2010 is equal to or greater than $78,000,000, then Columbus will issue the second tranche of the earnout shares (less any additional first tranche earnout shares issued); and

•	notwithstanding the foregoing, if the first target is not met and if Columbus has cumulative earnout EBITDA for the fiscal years ending December 31, 2009 and 2010, as calculated above, equal to or greater than $133,000,000, Columbus will issue the first target shares, which shares will be allocated among the former holders of IDE preferred stock and IDE common stock as of the effective time.
Background of IDE Business Combination
     The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of Columbus and IDE. The following is a brief discussion of the background of these negotiations, the merger and related transactions.
     Columbus was incorporated in Delaware on August 1, 2006 as a blank check company formed to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or similar business combination with one or more operating businesses that we believe has significant growth potential, and whose net assets are at least 80% of the value of our net assets at the time of such acquisition, including the funds then held in the trust account that holds Columbus’s IPO proceeds (less Columbus’s liabilities excluding the deferred underwriting discounts and commissions from our IPO), but not reduced for any conversions effected in connection with the Extension Amendment, at the time of such acquisition. In determining whether the “80% test” is met, Columbus’s IPO prospectus did not contemplate whether to take into account any reduction for any conversions effected in connection with the Extension Amendment. Columbus believes that the “80% test” should be measured without taking into account any reduction for any conversions, as Columbus believes this interpretation is consistent with the intent of the disclosure contained in the IPO prospectus. In the event that reductions were taken into account, the “80% test” would be easier to satisfy, because acquisitions of companies with lesser fair market values could be completed. In any event, this interpretation has no impact on the determination by the board of directors of Columbus of the fairness of the transaction. In addition to using a portion of the funds remaining in the trust account after giving effect to any conversions effected in connection with the Extension Amendment, Columbus intends to issue shares of its common stock as consideration to complete a business combination with a target whose value meets the 80% Test.
     Pursuant to Columbus’s amended and restated certificate of incorporation, Columbus must identify a target and consummate a business combination on or before May 18, 2009 or liquidate.
     During the period immediately subsequent to the IPO on May 23, 2007 through December 12, 2008, we were involved in identifying and evaluating prospective businesses regarding potential business combinations. On May 24, 2007, the day after the consummation of our IPO, we convened our management to discuss and begin implementing our overall plan for identifying, evaluating and, where appropriate, pursuing potential acquisition opportunities. After discussing the most effective means for us to cooperatively solicit opportunities, we determined that we should plan regular face-to-face meetings or telephonic conferences with our board, management and representatives to discuss and update our progress. Given our commitment to source, review and negotiate a transaction within the prescribed timeframe, we agreed to immediately identify and begin the process of making contact with various prospective sources of deal flow, including business contacts and relationships we have established to encourage them to contact us with ideas or specific acquisition opportunities that they might have for us to consider and explore.
     Columbus was able to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit itself to any one transaction structure (e.g., cash vs. stock issued to potential seller, straight merger, corporate spin-out or management buy-out). Columbus has not limited itself to particular industries and/or types of businesses that may provide such opportunities. Proactive sourcing involved Columbus management, among other things:

     Initiating conversations with third-party companies which they believed could make attractive combination partners;
•	Attending conferences or industry events to meet prospective business combination partners;

•	Contacting professional service providers (lawyers, accountants, consultants and bankers);

•	Utilizing their own network of business associates and former colleagues for leads;

•	Working with third-party intermediaries, including investment bankers; and

•	Inquiring of business owners, including private equity firms, of their interest in selling their business.
     Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process. Columbus considered numerous companies in various industries.
     In considering potential targets for a business combination, Columbus’s management considered the following factors as being material to their decision:
•	financial condition and results of operations;

•	cash flow potential;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	regulatory or technical barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	contributions Columbus could make to the potential target’s business;

•	relative valuation to comparable companies;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.
     The evaluation relating to the merits of a particular business combination were based, to the extent relevant, on the above factors. In evaluating a prospective business target, Columbus’s management conducted an extensive due diligence review which encompassed, among other things, business, financial and industry analysis, meetings with management, and, where applicable, inspection of facilities as well as review of financial and other information which were available.
     As a result of these efforts, Columbus initiated contact, either directly or through a third party intermediary, with over 100 potential targets. Columbus signed non-disclosure agreements relating to approximately 80 of these potential business combination opportunities. In addition, Columbus received business plans, financial summaries or presentation books of at least 75 potential target companies. Columbus also had discussions with several target companies with which a non-disclosure agreement was not signed. With respect to several business combination opportunities, discussions among Columbus’s management and the targets included financial disclosures, reviews of potential transaction structures, preliminary estimates of transaction values and discussions of management objectives, business plans and projections. Discussions, including introductory meetings attended by some combination of Messrs. Intrater and Ernestus and other designated individuals on behalf of Mr. Intrater occurred with potential targets on a regular basis during the period from June 2007 through December 2008. Our board of directors’ initial review and analysis determined that a transaction with many of the potential target companies would not be successful based on purchase price, valuation, industry, conditions and market concerns.
     Based on their experience in investigating investment opportunities, Columbus’s management assessed the competition for quality companies that could be a potential target for a business combination and determined that a company that Columbus’s management identified as a suitable potential business combination partner would typically have several alternatives to any potential business combination with Columbus, including remaining independent or selling itself to another third party, as well as obtaining capital either privately or publicly. Additionally, in many cases, Columbus’s management had to spend time educating a prospective business combination partner about “blank check” companies and explaining, from Columbus management’s perspective, the benefits of a combination with Columbus over other alternatives that it may have been considering. The reasons varied for why Columbus did not reach agreement with any of these other potential business combination partners. With respect to certain targets, the Columbus management team did not feel sufficiently comfortable with the target company’s forecasted financial performance in the likelihood that management could reach such forecasted performance. Some of the other alternatives, although attractive, did not involve a target business with a level of familiarity with blank check companies equal to the seller’s experience in such matters. Columbus believed the merger with IDE provided the most attractive option for a business combination, and the choice of the merger proposed herein over other alternatives was less a rejection of such alternatives and more a prioritization among alternatives.
     On June 18, 2008, Columbus engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as its financial advisor.

     The first direct contact between IDE and Columbus occurred on July 29, 2008 when John Steinmetz, a representative of European American Equities, Inc. (“European”), retained by IDE to assist it in attracting capital, contacted Mr. Marceau Schlumberger, a member of Columbus Holdings, to discuss a potential transaction between Columbus and IDE. There are no direct business relationships between any of the officers, directors or principal stockholders of Columbus and any of the officers, directors or principal stockholders of IDE.
     On August 5, 2008, Steven Kaplan, a representative of Ladenburg contacted Gregory Prata, a representative of Columbus, also to discuss a potential transaction between Columbus and IDE. Mr. Kaplan then forwarded a draft non- disclosure agreement to Mr. Prata from Mr. Robert Stephenson, a representative of Roth Capital Partners (“Roth”).
     On August 11, 2008, Mr. Prata sent Mr. Stephenson a non-disclosure agreement signed by Mr. Andrew Intrater.
     On August 13, 2008, Mr. Stephenson provided Columbus with IDE’s business plan.
     On August 18, 2008, Kipp Mohr, a representative of European, provided Mr. Ernestus with access to IDE’s dataroom.
     On August 20, 2008, Stephen Cope, Stephen Goodland and Richard Dodson from IDE traveled to the offices of Columbus in New York to present IDE’s business plan and discuss a potential transaction with Steven Flyer, David Benyaminy, Gregory Prata and Kyce Chihi and Michael Ernestus, representatives of Columbus. At the meeting, Columbus also discussed potential synergies between IDE and affiliates and other relationships of Columbus.
     On August 28, 2008, Columbus engaged Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden, Arps”) to act as legal counsel for a potential transaction.
     On September 3, 2008, Messrs. Flyer, Benyaminy, Prata and Chihi traveled to the offices of IDE in Houston to tour the ARS and IEC facilities, engage in discussions and learn more about the business of IDE.
     On September 13, 2008, Columbus provided IDE with a letter of intent for the merger of the two companies. As part of the letter of intent, Columbus’s management contemplated a deal structure in which Columbus would issue shares of its common stock and pay cash to IDE stockholders. Columbus and IDE engaged in several negotiations over the aggregate value to be paid to IDE stockholders based on Columbus’s valuation of IDE. The proposed structure included an earnout component, which bridged differences of opinion on the valuation of IDE held by Columbus and IDE stockholders, and assured Columbus management that there would be a strong alignment of interests between IDE’s management and Columbus’s stockholders following the closing.
     Between September 13, 2008 and September 18, 2008, the representatives of Columbus and IDE engaged in numerous discussions relating to a non-binding letter of intent for a transaction between IDE and Columbus.
     On September 18, 2008, IDE and Columbus signed a non-binding letter of intent setting forth the principal terms of the proposed acquisition of IDE by Columbus, which included an exclusivity provision pursuant to which IDE agreed not to solicit third parties for alternative transactions until November 17, 2008. A summary of the principal terms of the non-binding letter of intent appear below:
     Merger Consideration — $307.2 million comprised of $232.2 million of initial consideration at closing of the transaction and additional consideration of up to $75 million upon achieving certain benchmarks;
•	Lock-up — IDE’s existing stockholders will agree to customary restrictions upon the sale, pledge or other transfer of shares of common stock that they receive;

•	Senior Management — Management of Columbus following the acquisition to include Stephen Cope as Chief Executive Officer and Stephen Goodland as Chief Financial Officer;

•	Board of Directors — The board of Columbus following the acquisition to initially consist of members designated by IDE and Columbus as well as independent members as required by law and stock exchange rules; and

•	Exclusivity — 60 calendar days exclusivity period.
     Formal and intensive due diligence began on September 19, 2008. The Columbus due diligence team included Messrs. Flyer, Benyaminy, Prata and Chihi and representatives of Skadden, Arps. Additionally, Columbus retained the services of several third parties to conduct evaluations of specific portions of IDE’s business.
     From September 19 through December 12, 2008, Columbus conducted thorough due diligence of IDE’s business. The due diligence process consisted of a detailed request of information from IDE on all aspects of the business. IDE created a virtual data room to house all of the information and track what information had been provided. During this time period, Messrs. Flyer, Benyaminy, Prata and Chihi made several trips to IDE’s facilities in Houston to meet with other members of the IDE management team, attend sales meetings with potential customers and attend meetings with potential “tuck-in” acquisition targets (smaller target entities that could potentially be acquired by IDE to broaden its product offerings or that are complementary in nature to its current product offerings).
     On September 22, 2008, IDE and Columbus held an organizational meeting at the offices of Skadden, Arps to update the IDE and Columbus investment bankers, attorneys and auditors on the potential transaction. At the meeting (or telephonically) were representatives from the following firms:
•	Skadden, Arps, counsel to Columbus;

•	Pryor Cashman LLP (“Pryor Cashman”), counsel to IDE;

•	Ladenburg and Lazard Capital Markets LLC (“Lazard Capital Markets”), underwriters of Columbus’s IPO;

•	Solebury Capital Group LLC (“Solebury”), capital markets advisor to Columbus;

•	M1 Capital, Roth and European, financial advisors to IDE; and

•	Stonefield Josephson, Inc. (“Stonefield Josephson”), auditors for IDE.
     At the meeting representatives from Columbus and IDE discussed the transaction value and structure, merits of the merger and timeline for completing the transaction.
     During the week of September 29, 2008, IDE and Columbus interviewed several investment banks with the intention of engaging one additional investment advisory firm to act as capital markets advisor.
     On October 8, 2008, Columbus provided a draft Merger Agreement to IDE and Pryor Cashman.
     Also, on October 8, 2008, Columbus engaged Solebury to act as capital markets advisor for a potential transaction.
     On October 14, 2008, Columbus held a board meeting, where it updated the board of directors on certain matters relating to the IDE transaction including the status of due diligence, valuation of IDE relative to market comparables, performance of the business and timing of the transaction. The board of directors indicated an interest in continuing to pursue a potential transaction with IDE.
     On October 18, 2008, Columbus and Skadden, Arps had a conference call with IDE and Pryor Cashman to discuss the material issues relating to the draft Merger Agreement.
     From October 29 through October 31, 2008, representatives from Columbus and IDE attended the 2008 Society of Petroleum Engineers Russian Oil and Gas Technical Conference and Exhibition in Moscow, Russia, where Columbus introduced IDE to several of its relationships in the oil and gas industry.
     On November 4, 2008, Columbus provided IDE with a revised letter of intent which lowered the proposed merger consideration. The lower purchase price was based on market valuations for IDE’s public comparables.
     Between November 4, 2008 and November 12, 2008, representatives of Columbus and IDE engaged in numerous discussions relating to the revised non-binding letter of intent.
     On November 12, 2008, IDE and Columbus signed a revised non-binding letter of intent setting forth the principal terms of the proposed acquisition of IDE by Columbus, which extended the exclusivity provision pursuant to which IDE agreed not to solicit third parties for alternative transactions until January 11, 2009, and lowered the purchase price based on the valuation of public comparable companies which had declined significantly during 2008. A summary of the principal terms of the revised non-binding letter of intent appear below:
•	Merger Consideration — $249 million comprised of $99 million of initial consideration at closing of the transaction and additional consideration of up to $150 million upon achieving certain benchmarks;

•	Lock-up — IDE’s existing stockholders will agree to customary restrictions upon the sale, pledge or other transfer of shares of common stock that they receive;

•	Senior Management — Management of Columbus following the acquisition to include Stephen Cope as Chief Executive Officer and Stephen Goodland as Chief Financial Officer and Christopher Naquin as ARS’s Chief Operating Officer;

•	Board of Directors — Board of Columbus following the acquisition to initially consist of members elected by IDE and Columbus as well as independent members as required by law, with IDE having the right to designate a majority of the independent board members; and

•	Exclusivity — 60 calendar days exclusivity period.
     At the time that the revised non-binding letter of intent was executed, although Columbus anticipated entering into employment agreements with other members of management of IDE, the execution of the Merger Agreement was not conditioned upon additional members of management, including Messrs. Storm and Pilkinton, executing such agreements. In addition, while the revised non-binding letter of intent specified that Mr. Cope would serve as Chief Executive Officer, his role with IDE was expanded to include Chairman of the Board prior to execution of the definitive Merger Agreement. Similarly, while the letter of intent specified that Mr. Goodland would serve as Chief Financial Officer, his role with IDE was expanded to include Treasurer prior to execution of the definitive Merger Agreement.
     On November 21, 2008, IDE and Columbus discussed a modification to the revised non-binding letter of intent that altered the merger consideration to consist of $93 million of initial consideration at closing of the transaction and additional consideration of up to $156 million upon achieving certain benchmarks.
     On November 25, 2008, Columbus engaged Citigroup Global Markets, Inc. (“Citigroup”) to act as capital markets advisor.
     Between October 2008 and December 2008, representatives of Columbus and IDE, and their counsel, negotiated the terms of the merger agreement, the proposed employment agreements for IDE’s senior executives, the Equity and Incentive Plan, the stockholders’ agreement and the escrow agreement.
     As previously disclosed, Columbus’s initial business combination must have a fair market value equal to at least 80% of the value of our net assets at the time of such acquisition, including the funds then held in the trust account that holds Columbus’s IPO proceeds (less Columbus’s liabilities excluding the deferred underwriting discounts and commissions from our IPO) at the time of such acquisition, but not reduced for any conversions effected in accordance with the Extension Amendment, at the time of such acquisition. In determining whether the “80% test” is met, Columbus’s IPO prospectus did not contemplate whether to take into account any reduction for any conversions effected in connection with the Extension Amendment. Columbus believes that the “80% test” should be measured without taking into account any reduction for any conversions, as Columbus believes this interpretation is consistent with the intent of the disclosure contained in the IPO prospectus. In the event that reductions were taken into account, the “80% test” would be easier to satisfy, because acquisitions of companies with lesser fair market values could be completed. In any event, this interpretation has no impact on the determination by the board of directors of Columbus of the fairness of the transaction. In addition to using a portion of the funds remaining in the trust account after giving effect to any conversions effected in connection with the Extension Amendment, Columbus intends to issue shares of its common stock as consideration to complete a business combination with a target whose value meets the 80% Test. Columbus’s board of directors engaged TM Capital to assist the board of directors in evaluating whether the merger would satisfy that requirement and whether the consideration to be paid by Columbus pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Columbus common stock pursuant to an engagement letter dated December 1, 2008. During the following weeks, Columbus provided TM Capital with information concerning IDE and representatives from TM Capital spoke with representatives of IDE.
     On December 8, 2008, at a meeting of Columbus’s board of directors, Columbus management reviewed the principal terms of the proposed transaction with IDE and the status of the negotiations regarding the Merger Agreement and related documentation. Representatives of TM Capital presented their financial analysis of the transaction and indicated that they were prepared to deliver their opinion with respect to (i) the fairness, from a financial point of view, of the consideration to be paid and (ii) the fair market value of IDE being equal to at least 80% of our net assets, including the funds held in the trust account that holds our IPO proceeds (less Columbus’s liabilities excluding the deferred underwriting discounts and commissions from our IPO). Following a full discussion, Columbus’s board of directors unanimously authorized Columbus to continue to negotiate and finalize a Merger Agreement and related agreements with respect to a potential transaction with IDE, provided that final approval by the board of all such agreements was required prior to execution thereof.
     Between December 8 and December 12, 2008, representatives of Columbus and IDE continued to negotiate the terms of the merger agreement and related documents.
     In the afternoon of December 12, 2008, TM Capital issued their opinion that (1) the consideration to be paid by us pursuant to the merger agreement was fair, from a financial point of view, to us and the holders of Columbus common stock and (2) IDE has a fair market value equal to at least 80% of the value of our net assets, including the funds held in the trust account that holds our IPO proceeds (excluding the deferred underwriting discounts and commissions from our IPO). After the close of trading on December 12, 2008, the Columbus board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the merger.
     Between December 12 and December 15, 2008, representatives of Columbus and IDE continued to finalize the Merger Agreement and related documentation. Following the close of trading on December 15, 2008, the Merger Agreement and related documents were executed by the parties thereto and Columbus issued a press release announcing the transaction.

BENEFICIAL OWNERSHIP OF SECURITIES
     The following table sets forth information regarding the beneficial ownership of the common stock of Columbus as of March 27, 2009 and the beneficial ownership of the common stock of Columbus after the consummation of the merger, by:
     each person known by Columbus to be the beneficial owner of more than 5% of its outstanding shares of common stock both before and after the consummation of the merger;
     each of Columbus’s executive officers and directors;
     all of Columbus’s officers and directors as a group after the consummation of the merger.
     Unless otherwise indicated, Columbus believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. This table assumes that (1) as of March 27, 2009, there are 17,500,000 shares of Columbus common stock issued and outstanding, (2) no holder of shares of Columbus common stock issued in its IPO converts such shares into cash, (3) all shares held in escrow are released to the holders and not cancelled, and (4) none of the shares of Columbus common stock issuable upon exercise of its outstanding warrants are issued.

		Percentage
Name of Beneficial Owner(1)	Number of Shares	of Class

Columbus Acquisition Holdings LLC 153 East 53rd Street, 58th Floor, New York, New York 10022	2,692,500	15.4%

Andrew Intrater(3)	2,692,500	15.4%

Michael W. Ernestus	312,500	1.8%

Barry J. Rourke	30,000	*

Eric Zachs	30,000	*

Rolf Zimmermann	30,000	*

Jason Lustig	30,000	*

Paul F. Lipari(4)	437,500	2.5%

Jason Epstein(5)	437,500	2.5%

Michael Sloan(6)	376,111	2.1%

All directors and executive officers as a group (nine individuals)	3,125,000	17.9%

HBK Investments L.P. (7)	1,668,149	9.5%

		Percentage
Name of Beneficial Owner(1)	Number of Shares	of Class
QVT Financial LP(8)	1,652,390	9.4%

Citigroup Global Markets Inc. (9)	1,584,888	8.8%

Del Mar Master Fund, Ltd. (10)	1,194,600	6.8%

Polar Securities Inc. (11)	1,144,350	6.5%

*	Less than 1.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Columbus Acquisition Holdings LLC, 153 East 53rd Street, 58th Floor, New York, New York 10022.

(2)	Does not reflect 3,650,000 shares of common stock issuable upon exercise of warrants held by Columbus Acquisition Holdings LLC, which are not exercisable until the later of our completion of a business combination and May 18, 2008.

(3)	Mr. Intrater is our Chairman of the Board and Chief Executive Officer. Columbus Acquisition Holdings LLC is the record holder of 2,692,500 shares of our common stock. Columbus Acquisition Holdings LLC is controlled by Mr. Intrater, who holds sole voting and investment power with respect to the 2,692,500 shares of our common stock held by Columbus Acquisition Holdings LLC. As a result, Mr. Intrater may be deemed to beneficially own all the 2,692,500 shares of our common stock held by Columbus Acquisition Holdings LLC. Mr. Intrater holds 36.2% of the Series A membership interests of Columbus Acquisition Holdings LLC.

(4)	Mr. Lipari is our Senior Vice President. Reflects the ownership by Mr. Lipari of 16.2% of the Series A membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Lipari may be deemed to own 437,500 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(5)	Mr. Epstein is our Senior Vice President. Reflects the ownership by Mr. Epstein of 16.2% of the Series A membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Epstein may be deemed to own 437,500 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(6)	Mr. Sloan is our Senior Vice President and Chief Financial Officer. Reflects the ownership by Mr. Sloan of 14% of the Series A membership interests of Columbus Acquisition Holdings LLC, which is the record holder of 2,692,500 shares of our common stock. Accordingly, Mr. Sloan may be deemed to own 376,111 shares of our common stock. However, as noted in footnote (3) above, Andrew Intrater has sole voting and investment power with respect to all of the 2,692,500 shares of our common stock that are held by Columbus Acquisition Holdings LLC.

(7)	Based on information contained in a Schedule 13G (Amendment No. 2) filed on January 27, 2009 by HBK Investments L.P., HBK Services LLC, HBK New York LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members (collectively, the “Members”) of HBK Management LLC. The Members expressly declare that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the securities Exchange Act of 1934, beneficial owners of the securities. The principal business address of each of HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Master Fund L.P. and HBK Management LLC is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201. The principal business address for HBK New York LLC is 350 Park Avenue, 20th Floor, New York, New York 10022.

(8)	Based upon information contained in a Schedule 13G (Amendment No. 1) filed on January 31, 2008 by QVT Financial LP (“QVT Financial”), QVT Financial GP LLC, QVT Fund LP (the “Fund”) and QVT Associates GP, LLC. QVT Financial is the investment manager for the Fund, which beneficially owns 1,316,418 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 147,546 shares of common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 188,426 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be

deemed to be the beneficial owner of an aggregate amount of 1,652,390 shares of common stock, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account.

QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,463,964 shares of common stock.
The Fund and the Separate Account also own warrants to purchase additional shares of common stock, which are not exercisable until the later of the Issuer’s completion of a business combination and May 18, 2008.

Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of common stock owned by the Fund and Quintessence and held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of common stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein.

The principal business address of QVT Financial, QVT Financial GP LLC, and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor New York, New York 10036. The principal business address of the Fund is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands.

(9)	Based upon information contained in a Schedule 13G (Amendment No. 1) filed on January 29, 2008 by Citigroup Global Markets Inc. (“CGM”), Citigroup Financial Products Inc. (“CFP”), Citigroup Global Markets Holdings Inc. (“CGM Holdings”) and Citigroup Inc. (“Citigroup”). The principal business address of each of CGM, CFP and CGM Holdings is 388 Greenwich Street, New York, NY 10013. The principal business address of Citigroup is 399 Park Avenue, New York, NY 10043.

(10)	Based upon information contained in a Schedule 13G filed on March 30, 2009 by Del Mar Master Fund, Ltd. (the “Master Fund”), Del Mar Asset Management, LP (“DMAM”), Del Mar Management, LLC (the “GP”) and David Freelove, DMAM serves as the investment manager of the Master Fund, GP serves as the general partner of DMAM and Mr. Freelove serves as the managing member of the GP. The principal business address of each of the Master Fund, DMAM, the GP and Mr. Freelove is 711 Fifth Avenue, New York, NY 10022.

(11)	Based upon information contained in a Schedule 13G (Amendment No. 2) filed on February 17, 2008 by Polar Securities, Inc. (“Polar Securities”) and North Pole Capital Master Fund (“North Pole”). Polar Securities serves as the investment manager to North Pole and a number of discretionary accounts with respect to which it has voting and dispositive authority over the shares of common stock. Each of Polar Securities and North Pole disclaims any beneficial ownership of any such shares. The principal business address of each of Polar Securities and North Pole is 372 Bay Street, 21st floor, Toronto, Ontario M5H 2W9, Canada.
STOCKHOLDER PROPOSALS
     Columbus expects to hold its 2009 annual meeting of stockholders in June 2009. Any proposal that a Columbus stockholder intends to present at such annual meeting of stockholders must be submitted to the Secretary of Columbus by no later than May 1, 2009. Any proposals received after May 1, 2009 will not be considered timely for inclusion in the proxy materials. Under our bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8, and therefore not included in our proxy materials, to be considered timely, such proposal must be received by our Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the date of the anniversary of the previous year’s annual meeting, provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, to be considered timely, such proposal must be received by our Secretary not later than the later of the close of business 90 days prior to the annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
     Pursuant to the rules of the SEC, Columbus and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Columbus’s proxy statement unless Columbus has received contrary instructions from one or more of the stockholders. Upon written or oral request, Columbus will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Columbus deliver single copies of such documents in the future. Stockholders may notify Columbus of their requests by calling or writing Morrow & Co., LLC, Columbus’s proxy solicitor, at 470 West Avenue -3rd Floor, Stamford, CT 06902, telephone number (800) 607-0088.
WHERE YOU CAN FIND MORE INFORMATION
     SECURITY HOLDERS ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS REGARDING THE PROPOSED BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT COLUMBUS AND IDE AND THE PROPOSED BUSINESS COMBINATION.
     Columbus files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Columbus with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
     Columbus files its reports, proxy statements and other information electronically with the SEC. You may access information on Columbus at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. You may also access IDE’s website at www.ide-rig.com.
     All of the information contained in this document relating to Columbus has been supplied by Columbus and all information relating to IDE has been supplied by IDE. Information provided by either of us does not constitute any representation, estimate or projection of the other. If you would like additional copies of this proxy statement, or if you have questions about the merger, you should contact:
Columbus Acquisition Corp.
Attn: Andrew Intrater
153 East 53rd Street, 58th Floor
New York, New York 10022
(212) 418-9600

ANNEX A
PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBUS ACQUISITION CORP.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

     Columbus Acquisition Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
     1. The name of the Corporation is “Columbus Acquisition Corp.”
     2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 1, 2006. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on May 17, 2007.
     3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).
     4. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
     “SIXTH: The Corporation’s existence shall terminate on July 15, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”
     5. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to add a new paragraph F thereto to read in its entirety as follows:
     “F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to May 18, 2009, by (ii) the total number of IPO Shares.”
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this [•] day of [•], 2009.

COLUMBUS ACQUISITION CORP.
By:
Name:
Title:

2

ANNEX B
OPINION OF MORRIS JAMES LLP

April 2, 2009
Columbus Acquisition Corp.
153 E. 53rd Street, 58th Floor
New York, New York 10022
     Re: Enforceability of Certificate of Incorporation Provisions
Ladies and Gentlemen:
     We have acted as special Delaware counsel to Columbus Acquisition Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 1, 2006, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 17, 2007, which Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”). In this connection, you have requested our opinion as to the enforceability under the General Corporation Law of the State of Delaware (the “General Corporation Law”) of certain provisions in Articles SIXTH (“Article SIXTH”) and Article SEVENTH (“Article SEVENTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.
     For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:
     (a) The Certificate of Incorporation;
     (b) The Bylaws of the Company, which Bylaws we assume constitute the entire bylaws of the Company as currently in effect;
     (c) The Amendment;
     (d) The Proxy Statement of the Company (the “Proxy Statement”) proposed to be filed with the United States Securities and Exchange Commission (the “SEC”) on or about the date hereof; and

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April 2, 2009

     (e) A certificate of good standing for the Company obtained from the Secretary of State, dated March 31, 2009 (the “Good Standing Certificate”).
     With respect to the foregoing documents, we have assumed: (i) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (ii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (iii) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For purposes of rendering our opinion as expressed herein, we have not reviewed any document other than the documents referenced in paragraphs (a) through (e) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no independent factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all material respects.
BACKGROUND
     We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, IDE Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Integrated Drilling Equipment Company, a Delaware corporation (“IDE”), and Stephen D. Cope, pursuant to which, inter alia, a business combination (the “IDE Business Combination”) between the Company and IDE is to be effected, and (ii) the IDE Business Combination constitutes a “Business Combination” within the meaning of the Certificate of Incorporation.
     We have been further advised, and we have assumed as true for purposes of our opinions expressed herein, that the Company’s Board of Directors believes that transactions contemplated by the Merger Agreement may not reasonably be able to be consummated prior to the existing Termination Date. Accordingly, the Company is considering the Amendment, which would (i) extend the Termination Date from May 18, 2009 to July 15, 2009, and (ii) allow public holders

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April 2, 2009

of less than 50% of the outstanding shares of the Company’s common stock, who vote against the extension amendment and elect conversion, to convert their shares into a portion of the funds available in the Trust Fund.
     Article SIXTH provides as follows:
“The [Company’s] existence shall terminate on May 18, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”
Article SEVENTH provides, inter alia, as follows:
“The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the [Company], whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the [Company’s] initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.”
     Thus, Articles SIXTH and SEVENTH purport to divest the Company’s Board of Directors, the Company and its stockholders of the power to amend such Articles prior to the consummation of a Business Combination and/or the Termination Date.
DISCUSSION
     Section 242(a) of the General Corporation Law provides, in pertinent part, that
“[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment ... In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as ... (2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes ... or (6) To change the period of its duration.”
8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides that

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“[e]very amendment [to the Certificate of Incorporation] ... shall be made and effected in the following manner: (1) if the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.... If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.”
8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment ... shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).
     In our opinion, the provisions in Article SIXTH and Article SEVENTH that purport to eliminate the statutory power to amend the Certificate of Incorporation, or particular provisions thereof, are contrary to the laws of the State of Delaware and, therefore, are invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain:
“Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].”
8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is

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April 2, 2009

invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loews Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.” 1
     That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein. 2 See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also Drexler, Black & Sparks, Delaware Corporation Law and Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Rodman Ward, Jr., Edward P. Welch, Andrew J. Turezyn, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may ... do

[1]	We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain ... [p]rovisions requiring for corporate action, the vote of a larger portion or the stock ...or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

[2]	This principle is also codified in Section 394 of the General Corporation Law. See 8 Del.C. § 394.

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April 2, 2009

anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D.Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law ... That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).
     In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation stating,
“The very fact that the [General Corporation Law]...deals in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.”
Id.
     While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions of the certificate of incorporation, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of

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incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be “unable to function.”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (The Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).
     More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Id. at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:
“[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.”
Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.
     As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also

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suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provisions in Article SIXTH and Article SEVENTH purport to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend the Certificate of Incorporation, or particular provisions thereof, such provisions are contrary to the laws of the State of Delaware and, therefore, are invalid.
     Given our conclusion that Article SIXTH and Article SEVENTH may be amended as provided in the Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to certificate of incorporation. Under Section 242(b)(1), the Board of Directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendment proposed (i.e., the Amendment) and declaring its advisability prior to submitting the Amendment to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del.C. §§ 141(b), 141(f). After the Amendment has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Amendment. See 8 Del.C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del.C. §§ 102(b)(4), 141(b), 216, 242(b)(4). However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous.” Centaur Partners v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990). Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947). Because there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Amendment by the directors and stockholders of the Company.
     In addition, in our view, a Delaware court would not interpret the provisions in Article SIXTH and Article SEVENTH that purport to eliminate the power to amend such Articles as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby. Nothing in the language of Article SIXTH or Article SEVENTH suggests that the drafter’s intent was to impose a supermajority or unanimous voting requirement on amendments thereto. Rather, the language in such Articles purports to

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entirely eliminate any amendments to such Articles at the times and in the circumstances provided therein. Moreover, in our view, a Delaware court would not reform the provisions of Article SIXTH or Article SEVENTH to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).
CONCLUSION
     Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.
     The foregoing opinion is limited to the General Corporation Law and we express no opinion on any other laws or the laws of any other state or jurisdiction, including, without limitation, federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.
     We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Articles SIXTH and SEVENTH to the extent that such provisions purport to eliminate the power to amend such Articles. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Certificate of Incorporation as amended by the Amendment to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the General Corporation Law or to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.
     The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of

Columbus Acquisition Corp.
April 2, 2009

Delaware law as the same exists on the date hereof. The opinion expressed here is not a guaranty as to what any particular court would actually hold, but a reasoned opinion as to the decision a Delaware court would reach if the issues were properly presented to it and such court followed existing precedent as to legal and equitable principles applicable to the issues discussed herein.
     We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.
     This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the SEC in connection with the matters addressed herein and you may refer to it in the Proxy Statement, and we consent to your doing so, and it may be furnished or quoted to Skadden, Arps, Slate, Meagher & Flom LLP, the Company’s outside counsel, and relied upon by such firm in connection with any correspondence or communications with the SEC. Further, we hereby consent to the filing of this opinion letter as an exhibit to the Proxy Statement and to the references to our firm and the statements made with respect to this opinion letter therein under the captions “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING”, “Columbus’s Recommendation to Stockholders”, and “The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.
Very truly yours,
/s/ Morris James LLP

Exhibit A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBUS ACQUISITION CORP.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

          Columbus Acquisition Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
          1. The name of the Corporation is “Columbus Acquisition Corp.”
          2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 1, 2006. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on May 17, 2007.
          3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).
          4. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
          “SIXTH: The Corporation’s existence shall terminate on July 15, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”
          5. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to add a new paragraph F thereto to read in its entirety as follows:
          “F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to May 18, 2009, by (ii) the total number of IPO Shares.”
          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this [●] day of [●], 2009.

COLUMBUS ACQUISITION CORP.
By:
Name:
Title:

PROXY
COLUMBUS ACQUISITION CORP.
153 E. 53rd Street, 58th Floor
New York, New York 10022
SPECIAL MEETING OF STOCKHOLDERS
     , 2009
YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE
COLUMBUS ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
     , 2009
     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy statement, dated April     , 2009, in connection with the Special Meeting to be held at     a.m. on     , 2009 at the offices of Columbus Acquisition Corp. located at 153 E. 53rd Street, 58th Floor, New York, New York 10022, and hereby appoints     and     , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, as applicable, of Columbus Acquisition Corp. (the “Corporation”) registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy statement.
     THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1 AND 2.
     IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

	FOR	AGAINST	ABSTAIN

Proposal 1 — Business Combination Deadline

To extend the date by which the Corporation must complete a business combination from May 18, 2009 to July 15, 2009, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing the Corporation to amend the trust agreement to extend the date by which the trust account must be liquidated from May 18, 2009 to July 15, 2009).
	☐	☐	☐

Proposal 2 — Conversion Rights

To allow public holders of less than 50% of the outstanding shares of the Corporation’s common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into cash held in the Corporation’s trust account.
	☐	☐	☐
Only if you voted “AGAINST” ALL TWO proposals above, you hold shares of Columbus Acquisition Corp.’s common stock issued in its initial public offering, and you deliver your shares in accordance with the procedures set forth in the proxy statement by the day prior to the special meeting, may you exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Columbus Acquisition Corp. common stock for cash and will no longer own these shares as of the effective date of the Extension Amendment. You will only be entitled to receive cash for your common stock if the Extension Amendment is approved (and not abandoned) and you continue to retain ownership of your common stock through the time the Extension Amendment becomes effective and deliver your stock certificate to the Corporation.
EXERCISE CONVERSION RIGHTS ☐          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Dated	2009

Stockholder’s Signature
Stockholder’s Signature
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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